Exhibit 10.14.2

Execution Version

AMENDMENT NO. 2 TO AMENDED AND RESTATED VARIABLE FUNDING LOAN
AGREEMENT (MID-STATE TRUST XIV)

AMENDMENT NO. 2 TO AMENDED AND RESTATED VARIABLE FUNDING LOAN AGREEMENT (this “Amendment”), dated as of April 26, 2007, by and among THREE PILLARS FUNDING, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”), MID-STATE TRUST XIV, as borrower (the “Borrower”), TREASURY BANK, a division of Countrywide Bank FSB fka Treasury Bank, a division of Countrywide Bank N.A., a national banking association, as custodian (the “Custodian”), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”) and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as agent and administrative trustee (in such capacities, the “Agent” and “Administrative Trustee”) and SUNTRUST BANK, as a bank investor (in such capacity, the “Bank Investor”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Agreement (as defined below and amended hereby).

PRELIMINARY STATEMENTS

WHEREAS, the Lender, the Borrower, the Custodian, the Trustee, the Agent, the Administrative Trustee and the Bank Investor have entered into that certain Amended and Restated Variable Funding Loan Agreement, dated as of June 15, 2006, as amended by Amendment No. 1 to Amended and Restated Variable Funding Loan Agreement, dated as of November 27, 2006 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Agreement”); and

WHEREAS, the Lender, the Borrower, the Custodian, the Trustee, the Agent, the Administrative Trustee and the Bank Investor wish to amend the Agreement, as hereinafter provided;

NOW, THEREFORE, in consideration of the premised and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.           Facility Termination Date.  Annex A to the Agreement is hereby amended by deleting the existing definition of “Facility Termination Date” in its entirety and substituting in lieu thereof the following new definition:

“Facility Termination Date” means, notwithstanding any written notice delivered by the Borrower to the Agent prior to April 26, 2007,  the earliest to occur of  (a) the day designated by the Borrower as the Facility Termination Date at any time following twenty (20) days’ written notice to the Agent, (b) the date of termination of any Program Support Agreement, (c) the date on which the Facility Termination Date is declared or automatically occurs pursuant to Section 6.3 of the Loan Agreement, (d) any Program Support Provider shall have given notice that an event of default has occurred and is continuing under any Program Support Agreement, (e) the Commercial Paper issued by the Lender or any commercial paper issuer that finances the Lender shall not be rated at least “A-1” by Standard & Poor’s and at least “P-1” by Moody’s, (f) an Event of Bankruptcy with respect to (i) the Depositor or (ii) any of the Originator and/or any

Eligible Originators which have originated collectively 20% or more (by Principal Balance) of all Eligible Accounts owned by the Borrower on the date of such Event of Bankruptcy; and (g) the Scheduled Termination Date.

SECTION 2.           Conditions Precedent.  This Amendment shall become effective, as of the date hereof, on the date on which the following conditions precedent shall have been fulfilled:

(a)           This Amendment shall have been executed and delivered by a duly authorized officer of each party thereto.

(b)           The Borrower shall be in compliance with each of its covenants set forth herein and each of the Operative Documents to which it is a party.

(c)           No event has occurred which constitutes a Facility Termination Event or a Potential Facility Termination Event and the Facility Termination Date shall not have occurred.

SECTION 3.           Reference to and Effect on the Agreement and the Related Documents. Upon the effectiveness of this Amendment, (i) the Borrower hereby reaffirms all representations and warranties made by it in Article II of the Agreement (as amended hereby) and agrees that all such representations and warranties shall be deemed to have been restated as of the effective date of this Amendment, (ii) the Borrower hereby represents and warrants that no Facility Termination Event or Potential Facility Termination Event shall have occurred and be continuing and (ii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any referenced to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

SECTION 4.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.           Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 6.           Counterparts.  This Amendment may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the sale instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.           Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein or therein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Amendment.

[signature pages omitted]